Exhibit 10.99

To:	Tom Ormandy

From:	Bob Arnot	/s/ Robert J. Arnot

Date:	April 17, 2002

Re:	Severance Package

This memo will confirm that the elements of your severance package (as Previously set forth in my memo dated June 22, 2001) have been modified as follows and as approved by the Board of Directors:

(1)                                  In recognition of your continued contributions to the Company in liquidating inventory, reconciliation of chargebacks and the ongoing project of detailed account and distribution analysis, the duration of your severance pay is hereby extended from August 1, 2002 through January 31, 2003.  This severance pay will continue in the same weekly amount as when you were an employee and will be paid under the same schedule of payments as was the case when you were an employee.

(2)                                  Through this severance period and through December 31, 2003, the Company will maintain your health insurance coverage as part of its group medical plan.

Acknowledge and Agreed

/s/ Thomas Ormandy	Date 4/17/02
Thomas Ormandy